FOR IMMEDIATE RELEASE

NATIONAL HOLDINGS CORPORATION AND vFINANCE, INC.
ANNOUNCE STOCKHOLDER APPROVALS

New York, New York and Boca Raton, Florida - June 17, 2008 - National Holdings Corporation (OTCBB: NHLD.OB) (“National”) and vFinance, Inc. (OTCBB: VFIN.OB) (“vFinance”), full service investment banking companies, today announced that vFinance has received approval from its stockholders for the pending merger between the two companies at a special meeting held on June 13, 2008. In addition, on June 12, 2008, National’s stockholders approved an amendment to National’s charter increasing its authorized shares of common stock to 50 million shares.

The approval of vFinance’s stockholders was a condition to close the previously announced merger. The closing of the merger is subject to complying with the terms of the merger agreement and other usual and customary closing conditions. The parties anticipate that the merger will become effective as of July 1, 2008. However, no assurance can be given that the merger will be consummated.

“Our stockholders strongly support this strategic combination of National and vFinance, which will contribute to the financial strength of the merged companies”, said Leonard Sokolow, Chairman and CEO of vFinance. “We are excited about the potential for future growth with National as a strategic partner and solidifying our role as a middle market financial services firm.”

“We are pleased that vFinance’s stockholders voted for an alliance with National and that National’s stockholders voted to amend its charter in order to proceed with our merger”, said Mark Goldwasser, Chairman and CEO of National. “The consolidated company will be financially stronger with a clear vision and positioned for a successful future in today’s increasingly competitive and ever-changing financial markets.”

In conjunction with the merger, National will issue shares of common stock in National for all outstanding vFinance common shares (other than shares held by National or vFinance or any stockholder of vFinance who properly exercise dissenters’ rights under Delaware law). For each share of vFinance stock owned, the vFinance stockholders will receive 0.14 shares in National representing in the aggregate approximately 40% of National.

About National Holdings Corporation

National Holdings Corporation is a holding company that operates through its wholly owned subsidiaries, National Securities Corporation, National Asset Management, Inc. and National Insurance Corporation. National Securities conducts a full service national brokerage and investment banking business and is registered with the SEC, and a member of FINRA and SIPC. National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information about National Holdings Corporation, please visit its website at www.nationalsecurities.com.

About vFinance, Inc.

vFinance, Inc. is a financial services company that specializes in high growth opportunities. vFinance’s three principal lines of business are offering full service retail brokerage; providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies; and trading securities, including making markets in over 3,500 micro and small-cap stocks and providing liquidity in the United States Treasury marketplace. In addition to vFinance’s core business, it offers information services on its website. vFinance Investments, Inc. ("vFinance Investments") and EquityStation, Inc. ("EquityStation"), both subsidiaries of vFinance, are broker-dealers registered with the SEC, members of FINRA and SIPC. vFinance Investments is also a member of the NFA. For more information about vFinance, Inc., please visit its website at www.vfinance.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking include statements regarding the ability of vFinance and National to complete the transaction contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement and the possibility of any termination of the merger agreement. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by vFinance and National from time to time in its filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. vFinance and National undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the closing of the transaction is delayed and the potential adverse effect of such delay on each of National’s and vFinance’s business; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with clients and employees; fluctuations in the capital markets which may impact on each of National’s and vFinance’s business; the risk that certain key employees may choose to leave National or vFinance in connection with the transaction. Additional factors that could cause National's and vFinance's results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K of National and 2007 Annual Report on Form 10-K of vFinance filed with the SEC and available at the SEC's website (www.sec.gov).

CONTACTS:

For vFinance:	For National:
Leonard J. Sokolow	Mark Goldwasser
Chairman and CEO	Chairman and CEO
vFinance, Inc.	National Holdings Corporation
Tel: 561-981-1005	Tel: 212-417-8210